EXHIBIT 10.45

                          CALCULATION AGENCY AGREEMENT

     CALCULATION AGENCY AGREEMENT dated as of July 7, 2000 between QWEST CAPITAL FUNDING, INC., a Colorado corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Calculation Agent (the "Calculation Agent").

     WHEREAS, the Company proposes to issue and sell $300,000,000 aggregate principal amount of its Floating Rate Notes due July 8, 2002 (the "Notes"). The Notes will be offered by the Company through Salomon Smith Barney Inc. (the "Initial Purchaser"). The Notes are to be issued pursuant to an Indenture, dated as of June 29, 1998, as supplemented by the First Supplemental Indenture, dated as of June 30, 2000, and as further amended or supplemented from time to time (the "Indenture"), among the Company, Qwest Communications International Inc. (as successor to U S WEST, Inc.) (the "Guarantor") and Bank One Trust Company, National Association, as trustee (the "Trustee"). The Notes are to be distributed pursuant to the terms of a Purchase Agreement dated July 3, 2000 (the "Purchase Agreement"), among the Company, the Guarantor and the Initial Purchaser. Terms used but not defined herein shall have the meanings assigned to them in the Offering Memorandum, dated July 3, 2000, relating to the Notes.

     WHEREAS, the Notes will bear interest at a per annum rate equal to three-month LIBOR, reset quarterly, plus 45 basis points .45%.

     WHEREAS, the purpose of this Agreement is to appoint an agent to calculate the interest rate on the Notes.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

     1. Agency. The Company hereby appoints The Bank of New York as Calculation Agent for the purpose of calculating the interest rate on the Notes in the manner and at the times provided in the Notes and the Offering Memorandum.

     2. Duties of Calculation Agent. The Calculation Agent shall exercise due care to determine the interest rate on the Notes, in accordance with the procedures provided in the Notes and the Offering Memorandum, and shall communicate the same to the Company, the Trustee, The Depository Trust Company and any paying agent identified to it in writing as soon as practicable after each determination. The Calculation Agent will, upon the request of the holder of any Note, provide the interest rate then in effect with respect to the Notes and, if determined, the interest rate which will become effective with respect to the Notes on the next Interest Reset Date.

     3. Terms and Conditions. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Company agrees:

          (a) In acting under this Agreement and in connection with the Notes, the Calculation Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the owners or holders of the Notes.

          (b) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Notes, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

          (c) The Calculation Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Calculation Agent.

          (d) Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Company for any act or omission hereunder, or for any error of judgment made in good faith by it or them, except in the case of its or their negligence or willful misconduct.

          (e) The Calculation Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

          (g) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Company made or given by it under any provision of this Agreement shall be sufficient if signed by any officer of the Company.

          (h) The Calculation Agent may, upon obtaining the prior written consent of the Company, perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (i) The Company will not, without first obtaining the prior written consent of the Calculation Agent, make any change to the Notes in the form attached as Exhibit A hereto if such change would materially and adversely affect the Calculation Agent's duties and obligations under this Agreement.

     4. Compensation; Indemnification. The Calculation Agent shall be entitled to such compensation as may be agreed upon with the Company for all services rendered by the Calculation Agent, and the Company promises to pay such compensation and to reimburse the Calculation Agent for the reasonable out-of-pocket expenses (including reasonable attorney's and other professional's fees and expenses) incurred by it in connection with the services rendered by it hereunder upon receipt of such invoices as the Company shall reasonably require. The Company also agrees to indemnify the Calculation Agent for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent that arises out of or in connection with its accepting appointment as, or acting as, Calculation Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Calculation Agent or any of its agents or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Company for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the opinion or advice of legal or other professional advisors satisfactory to it or (ii) written instructions from the Company. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source of information used in good faith and with due care to calculate any interest rate hereunder. The provisions of this Section shall survive the termination of this Agreement.

     5. Resignation and Removal; Successors.

          (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 30 days after the receipt of such notice by the Company, unless the Company agrees to accept less notice; provided, further, however, that such resignation shall not be effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Calculation Agent. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. Any resignation or removal shall take effect upon the date of the acceptance by the successor Calculation Agent, as provided in Section 5(b). If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may, at the expense of the Company, petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Company by an instrument in writing signed on behalf of the Company and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so succeeded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Company of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

          (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and the Company an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

          (c) Any corporation into which the Calculation Agent may be merged, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger or consolidation or to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its corporate trust assets or business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Company and the Trustee.

     6. Notice. Any notice required to be given hereunder shall be delivered in person, sent by letter or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within twenty-four hours by letter or by telecopy), as follows:

                           if to the Company:

                           Qwest Capital Funding, Inc.
                           1801 California Street
                           Denver, Colorado 80202
                           Attention: Yash Rana
                           Telephone:      (303) 992-5109
                           Telecopy:       (303) 992-1476



                           if to the Calculation Agent:

                           The Bank of New York
                           101 Barclay Street, 21W
                           New York, New York 10286
                           Attention: Corporate Trust Division
                           Telephone:        (212) 815-6286
                           Telecopy:         (212) 815-5915



                           if to the Trustee:

                           Bank One Trust Company, National Association
                           One Bank One Plaza
                           Suite 0126
                           Chicago, Illinois 60670-0126
                           Attention: Corporate Trust Services Division

                           and, if to The Depository Trust Company:

                           The Depository Trust Company
                           55 Water Street
                           New York, New York 10004
                           Attention:      Manager Announcements
                                           Dividend Department

or to any other address of which any party shall have notified the others in writing as herein provided. Any notice hereunder given by telephone, telecopy or letter shall be deemed to be received when in the ordinary course of transmission or post, as the case may be, it would be received.

     7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

     8. Miscellaneous.

          (a) This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

          (b) In the event of any conflict relating to the rights or obligations of the Calculation Agent in connection with the calculation of the interest rate on the Notes, the relevant terms of this Agreement shall govern such rights and obligations.

          (c) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     QWEST CAPITAL FUNDING, INC.


                                     By:    /S/ SEAN P. FOLEY
                                     Name:  Sean P. Foley
                                     Title:  Senior Vice President and Treasurer


                                     THE BANK OF NEW YORK,
                                              as Calculation Agent


                                     By:     /S/ VANN K. BROWN
                                     Name:   Vann K. Brown
                                     Title:  Assistant Vice President


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                                                                      EXHIBIT A






                                  FORM OF NOTE



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                                                                     EXHIBIT A-1







                        FORM OF REGULATION S GLOBAL NOTE